UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2020

FireEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 McCarthy Blvd.
Milpitas, CA 95035
(Address of principal executive offices, including zip code)
(408) 321-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FEYE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 28, 2020, FireEye, Inc. (the "Company") issued a press release and will hold a conference call regarding its financial results for the first quarter ended March 31, 2020. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company is making reference to non-GAAP financial measures in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is contained in the press release.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 23, 2020, the Board of Directors of the Company approved a restructuring plan to streamline the Company’s operations to more closely align expenses to the Company’s projected revenue, position the Company for improved operating performance and allow the Company to increase investment in the growth areas of the business. The restructuring plan includes a reduction of approximately 6% of the Company’s workforce. The Company expects the restructuring will reduce total non-GAAP operating expenses by at least $25 million in 2020 compared to 2019, and currently estimates that it will recognize pre-tax charges to its GAAP financial results of between $10 million and $15 million, consisting of severance and other one-time termination benefits, and other restructuring related costs. These charges are primarily cash-based, and are expected to be recognized in the second quarter of 2020. The actions associated with the restructuring plan are expected to be completed by the end of the second quarter of 2020.

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include expectations regarding the restructuring plan, the reduction in workforce, the size of the expense reduction and the amount and timing of the related charges. Statements regarding future events are based on the Company’s current expectations and assumptions and are necessarily subject to associated risks related to the completion of the restructuring in the manner anticipated by the Company. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including, without limitation, the Company’s ability to implement the restructuring plan in various geographies, possible changes in the size and components of the plan or expected costs and charges associated with the plan, risks associated with the Company’s ability to achieve the benefits of the plan, and the potential disruption or perception of disruption to the Company’s business due to the restructuring, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2020. Readers should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated April 28, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 28, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: April 28, 2020	By:	/s/ Alexa King
Alexa King Executive Vice President, General Counsel and Secretary